Exhibit 99.1



                          UNITED STATES DISTRICT COURT
                          WESTERN DISTRICT OF LOUISIANA
                                 MONROE DIVISION


---------------------------------------X
                                       :
CENTURYTEL, INC.,                      :  CIVIL ACTION NO.
                                       :
                  Plaintiff,           :  JUDGE
                                       :
      v.                               :  MAGISTRATE
                                       :
ALLTEL CORPORATION,                    :
                                       :
                  Defendant.           :
                                       :
---------------------------------------X


                    COMPLAINT FOR INJUNCTION AND DAMAGES FOR
                            VIOLATION OF THE FEDERAL
                        SECURITIES LAWS AND LOUISIANA LAW


            CENTURYTEL, INC. ("CenturyTel"), by its undersigned attorneys, for its complaint against defendant Alltel Corporation ("Alltel"), alleges, upon knowledge with respect to itself and its own acts, and otherwise upon information and belief, as follows:


                           INTRODUCTION AND BACKGROUND
                           ---------------------------

     1. This is an action to enjoin Alltel from making materially false and misleading public statements and omissions to promote an unsolicited and previously rejected merger proposal for CenturyTel, or to interfere unlawfully with CenturyTel's exploration of the separation of its wireless telecommunications properties from its rural landline business and the redeployment of its corporate assets into the expansion of that landline business, or to interfere unlawfully with the competition by CenturyTel for the acquisition of access lines that are currently being, or are proposed to be, divested by various industry participants. Alltel's false and misleading statements and omissions violate the most basic disclosure requirements and antifraud provisions of the United States securities laws, specifically ss.ss. 10(b) and 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), 15 U.S.C. ss.ss. 78j(b) and 78t(a), Securities and Exchange Commission Rule 10b-5, 17 C.F.R. ss. 240.106-5, promulgated thereunder, and Sections 5 and 15 of the Securities Act of 1933 ("Securities Act"), 15 U.S.C. ss.ss. 77e and 77o. By these false and misleading statements and omissions, Alltel is seeking either: (a) to gain control of CenturyTel on terms that CenturyTel's Board of Directors, after careful consideration and consultation with its financial and legal advisors, unanimously determined are not be in the best interests of CenturyTel, its shareholders, its employees and the communities in which CenturyTel does business; or (b) to exploit the leverage or nuisance value of a misleading publicity campaign to thwart, impede or delay CenturyTel -- one of defendant Alltel's chief rivals in the telecommunications industry -- from transferring certain wireless assets to Alltel's competitors and acquiring wireline assets that are currently being divested.

     2. In particular, as part of its misleading publicity campaign against CenturyTel, Alltel falsely and fraudulently claimed to CenturyTel's public stockholders that Alltel's merger proposal had not been given serious consideration by CenturyTel's board. Alltel's President and Chief Operating Officer Scott T. Ford stated: "We're disappointed that a 40% premium g[ot] a one-hour rejection" -- implying that CenturyTel had failed to give appropriate consideration to the Alltel letter, even though Alltel knew at the time Ford made that statement that this precise merger proposal had been carefully considered by CenturyTel's management and financial and legal advisors and had been the subject of a lengthy, detailed board of directors meeting. In




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


addition, Alltel falsely and fraudulently stated that its purpose in making public the self-same merger proposal that CenturyTel's Board had carefully considered and rejected a full week earlier was to encourage a "friendly" merger with CenturyTel -- even though Alltel knew at the time it was making such statements there was no possibility of consummating the proposed transaction on "friendly" terms because CenturyTel's Board, after due deliberation a week earlier, had unanimously determined not to pursue any merger discussions with Alltel and not to put the company up for sale. Beyond this, Alltel falsely and fraudulently claimed to CenturyTel's public stockholders that Alltel's merger proposal could be directly compared with CenturyTel's exploration of strategies for the separation of its wireless assets -- even though Alltel knew that CenturyTel had not reached an agreement with any potential counterparty, had made no final decision on the form or structure of any such separation of wireless assets, and that any attempt to make a direct comparison was entirely specious. Moreover, Alltel fraudulently failed to disclose to CenturyTel's shareholders that, as a result of confidential discussions with CenturyTel representatives over Alltel's possible bidding for CenturyTel's wireless assets, Alltel was in possession of competitively sensitive information about the nature and timing of CenturyTel's strategic plan and was making unlawful use of that confidential information.

     3. These false and fraudulent statements and omissions are part of a calculated campaign to mislead CenturyTel's shareholders and to cause them to believe that CenturyTel, in rejecting Alltel's merger proposal, (a) did not carefully analyze Alltel's proposal (when in fact it did), and (b) will be receptive to "friendly" negotiations with respect to Alltel's already-rejected proposal (when Alltel knows that is not the case). Alltel's wrongful, premature and inaccurate disclosure and characterization of CenturyTel's confidential business strategy with respect to its wireless properties is likewise part of this misinformation campaign. By creating these false beliefs in the marketplace, Alltel is attempting either to force a sale of CenturyTel on terms that its Board unanimously rejected or to impede or delay a strategic restructuring that Alltel perceives to be a potential threat to its own business.


                        PARTIES AND PERSONAL JURISDICTION
                        ---------------------------------

     4. CenturyTel is a Louisiana corporation headquartered at 100 CenturyTel Drive, Monroe, Louisiana. At all relevant times, CenturyTel's common stock has been registered pursuant to Section 12 of the Exchange Act, 15 U.S.C. ss. 78l, and CenturyTel has been subject to the disclosure requirements of the United States securities laws. Shares of CenturyTel are traded on the New York Stock Exchange.

     5. Alltel is a Delaware corporation headquartered at One Allied Drive, Little Rock, Arkansas. At all relevant times, Alltel's common stock has been registered pursuant to Section 12 of the Exchange Act, 15 U.S.C.ss. 78l, and Alltel has been subject to the disclosure requirements of the United States securities laws. Shares of Alltel are traded on the New York Stock Exchange.

     6. The Court has personal jurisdiction over Alltel pursuant to Section 22 of the Securities Act, 15 U.S.C. ss. 77v, and Section 27 of the Exchange Act, 15 U.S.C. ss. 78aa, for Alltel has committed acts in violation of both the Securities Act and the Exchange Act. Moreover, Alltel is subject to the personal jurisdiction of this Court by virtue of its transaction of business in Louisiana and by virtue of having engaged in tortious conduct in Louisiana.




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


                           SUBJECT MATTER JURISDICTION
                           ---------------------------

     7. This is an action for injunctive relief, damages, and attorneys' fees for:

          a. Alltel's violation of Section 5 of the Securities Act, 15 U.S.C. Section 77e;

          b.  Alltel's violation of Section 10(b) of the Exchange Act, 15 U.S.C.
              Section 78j(b), and Rule 10b-5, 17 C.F.R. Section 240.10b-5, promulgated thereunder;

          c. Alternatively, Alltel's unfair competition, in violation of La. Rev. Stat. 51:1401 et seq.; and

          d.  Alltel's abuse of right, in violation of La. Civ. Code art. 2315.

     8. CenturyTel's claims under La. Rev. Stat. 51:1401 et seq. and La. Civ. Code art. 2315 are so related to CenturyTel's claims under Section 5 of the Securities Act and Section 10(b) of the Exchange Act that they form part of the same case or controversy under Article III of the United States Constitution.

     9. The amount in controversy herein, exclusive of interest and costs, exceeds $75,000.

     10.  This Court has subject-matter jurisdiction of this action pursuant to
Section 22 of the Securities Act, 15 U.S.C.ss. 77v, Section 27 of the Exchange Act, 15 U.S.C.ss. 78aa, and 28 U.S.C.ss.ss.1331, 1332(a)(1), and 1367.




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


                                      VENUE
                                      -----

     11. Venue is proper in this District pursuant to Section 22 of the Securities Act, 15 U.S.C.ss.77v, Section 27 of the Exchange Act, 15 U.S.C.
Section 78aa, and 28 U.S.C. Section 1391(b) and (c).


                           FACTS COMMON TO ALL COUNTS
                           --------------------------

A.   CENTURYTEL'S DEVELOPMENT
     ------------------------

     12. CenturyTel traces its roots to 1930, when William Clarke and Marie Williams purchased Oak Ridge Telephone Company in Louisiana. After returning from World War II, their son, Clarke M. Williams, took over management of the Company and began to grow it into a rural communications leader. First listed on the New York Stock Exchange in 1978, CenturyTel began that same year to move into the digital era by replacing electromechanical switches with digital computer technology.

     13. CenturyTel's growth over the past seven decades has been remarkable. The modern CenturyTel employs over 6800 people, some 2400 of whom live and work in Louisiana. CenturyTel's primary business has been, and remains, local exchange telephone services, primarily in rural, suburban and small urban areas in 21 states.

     14. For the six months ended June 30, 2001, 71% of CenturyTel's consolidated revenues came from local exchange telephone operations or so-called "wireline" services, with wireless operations accounting for 21% of consolidated revenues.




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


B.   CENTURYTEL'S STRATEGIC VIEW
     ---------------------------

     15. After initial discussion during 2000, CenturyTel's management and Board of Directors determined in the spring of 2001 that the best opportunities for the future growth of CenturyTel were to expand the Company's rural landline holdings and grow that customer base. Although wireless services continue to produce strong revenues, CenturyTel believed that there would be fewer growth opportunities for regional wireless operators because of the expanding "footprints" of national wireless companies. CenturyTel also believed that its existing wireless properties would be especially attractive to national operators during the present wave of wireless consolidation. CenturyTel thus concluded -- as other major telecommunications companies recently have -- that a separation of its wireless and wireline businesses would be attractive to investors who perceive few, if any, synergies between wireless and wireline operations and could produce proceeds that could be used to expand and grow the rural wireline business that produces the lion's share of CenturyTel's revenues.

     16. Based on these business judgments, CenturyTel's board of directors decided in May 2001 to explore a possible separation of CenturyTel's wireless and wireline businesses. To that end, CenturyTel retained two leading investment banking firms, J.P. Morgan and Lehman Brothers, to explore possible structures or transactions for separating or transferring CenturyTel's wireless properties.

     17. Beginning in May 2001, J.P. Morgan and Lehman Brothers started making confidential contact with a number of major wireless providers in order to ascertain whether they might be interested in CenturyTel's wireless assets. Among those contacted was Alltel, which, by virtue of that confidential contact, became aware of CenturyTel's strategic plan and timing




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


and, upon information and belief, concluded that CenturyTel planned to grow its rural landline business dramatically in regions in which Alltel also competes for landline customers and landline acquisitions.


C.   ALLTEL'S JULY 9 MERGER PROPOSAL
     -------------------------------

     18. Shortly after CenturyTel's Vice Chairman, President, and Chief Executive Officer, Glen F. Post, III, had invited Alltel to participate as a potential acquiror of CenturyTel's wireless business, Alltel's Mr. Ford responded on Monday, July 9, 2001, by proposing a meeting to discuss an outright acquisition of CenturyTel by Alltel. Mr. Post responded to Mr. Ford by advising him that CenturyTel's business strategy was to focus on growth primarily through wireline initiatives, a strategy of which Alltel had already been made aware. Nevertheless, Mr. Post agreed to meet with Mr. Ford.

     19.  The meeting took place on July 10, 2001, at the Monroe Airport.
Mr. Ford informed Mr. Post that Alltel was prepared to discuss with CenturyTel's Board of Directors and management a merger in which CenturyTel's shareholders would receive Alltel stock with a value "in excess of $40" per CenturyTel share. At a meeting of the CenturyTel Board of Directors later that afternoon, the Alltel initiative was considered, and following such consideration, the Board unanimously decided to continue to pursue CenturyTel's current strategy. As authorized by the Board, Mr. Post promptly conveyed the Board's determination to Mr. Ford and reiterated that CenturyTel would welcome Alltel's participation in its wireless process.

D.   ALLTEL'S JULY 26 MERGER PROPOSAL
     --------------------------------

     20. On Thursday, July 26, 2001, Mr. Ford sent Mr. Post a written merger proposal, under which Alltel shareholders would receive $43 cash or 0.6934 Alltel shares for each CenturyTel share, subject to proration of 50% cash and 50% Alltel shares, meaning that CenturyTel's stockholders would each receive a mix of cash and securities. Thereafter, Mr. Post called Mr. Ford to inform him that CenturyTel was giving serious, careful consideration to the July 26 written proposal. Mr. Post told Mr. Ford that the Board of Directors planned to meet to consider the proposal and that CenturyTel expected to be in a position to respond to the merger proposal late in the week of August 6.

     21. On August 7, 2001, CenturyTel's Board of Directors met in Monroe, Louisiana. At that meeting, the directors heard detailed presentations by senior management on Alltel's merger proposal and once again reviewed CenturyTel's strategic plan for separating its wireless business and restructuring the Company into what the investment community often refers to as a "pure-play" rural landline company. At that meeting, the Board of Directors -- comprised of individuals with distinguished careers in law, finance, telecommunications and various other fields -- also heard presentations from CenturyTel's outside financial advisor, J.P. Morgan, and outside legal advisor, Wachtell, Lipton, Rosen & Katz. After detailed deliberation, the Board of Directors unanimously voted to reject the proposed merger with Alltel and instructed management to advise Mr. Ford of the Board's decision and the reasons for it and of the Board's continued willingness to have Alltel participate in the wireless process.

     22. An important factor in the CenturyTel Board's decision not to explore merger discussions was the fact that Alltel is predominantly a wireless, as opposed to wireline, company with significant metropolitan, as opposed to CenturyTel's rural, operations. The Board was of the view, therefore, that the proposed combination with Alltel would result in 50% of the CenturyTel shares being converted into securities of a business with a higher concentration in the regional wireless business, at precisely the moment when CenturyTel's management and directors believed, as a matter of business judgment, that the rural landline business offered better acquisition and growth opportunities than the regional wireless business.

     23. Accordingly, on August 10, 2001, Mr. Post called Mr. Ford, and informed him of the Board's unanimous and final decision as well as the strategic reasons for the decision, as subsequently set out in Mr. Post's August 10, 2001 letter to Mr. Ford. During this call, Mr. Post reiterated CenturyTel's continued interest in having defendant Alltel participate in the bidding process for CenturyTel's wireless assets.


E.   ALLTEL'S PUBLIC DISCLOSURE OF THE PREVIOUSLY REJECTED MERGER PROPOSAL
     ---------------------------------------------------------------------

     24. A week later, on August 14, 2001, Mr. Ford again wrote to Mr. Post, again proposing to exchange either $43.00 in cash or 0.6934 Alltel shares for the outstanding shares of CenturyTel, subject to proration of 50% cash and 50% Alltel shares. This time, Mr. Ford expressly conditioned his proposal on CenturyTel not selling any significant assets even though Alltel had been aware since May 2001 of CenturyTel's plans with respect to its wireless assets and also that CenturyTel is routinely in the process of reviewing the acquisition opportunities for various wireline assets. This time, moreover, Alltel publicly released the contents of Mr. Ford's letter, appending it to a press release, and filed it with the SEC (though not until the next day).

     25. In addition to repeating the identical terms of the already rejected July 26 merger proposal, Alltel disclosed in its August 14 open letter that CenturyTel was pursuing a separation of its wireless business. Alltel was privy to that confidential information only because CenturyTel had invited Alltel to indicate its interest in the wireless business as part of a private process. CenturyTel had previously determined that it was not in the best interests of CenturyTel's stockholders for this private process to be made public. Alltel thus made unlawful use of information it had received from CenturyTel in confidence, either in an effort to force CenturyTel into a merger that its directors already had determined was not in CenturyTel's best interests or in an effort to inflict economic injury on CenturyTel as it engaged in discussions with other parties with respect to their interest in the wireless properties.

     26. In its August 14 open letter directed at CenturyTel's public stockholders, Alltel also falsely and fraudulently drew a direct comparison between Alltel's proposed merger with CenturyTel and a potential separation or transfer by CenturyTel of certain of its wireless assets. At the time that Alltel attempted to draw that direct comparison, which included a direct comparison as to the potential economic benefits from the two alternative approaches, Alltel knew that any such comparison was specious and misleading, because there had been no final decision as to whether to proceed with such a transaction, nor had there been any decision as to the potential form, structure, value of or counterparty for such any such transaction.

     27. Equally false and fraudulent was Alltel's attempt to justify the public disclosure of the already rejected merger proposal. Mr. Ford purported to explain to the national media that the decision to go public was motivated by the prospect of structuring an Alltel-CenturyTel merger "on a friendly basis." At the time those statements were made, however, Alltel already knew, but failed to disclose, that there was no such prospect, because CenturyTel's Board already had considered the identical proposal just one week earlier and had unanimously and finally rejected it for reasons that went to the fundamental business judgment and strategy of CenturyTel's Board of Directors.

     28. Despite this, on August 14, Mr. Ford stated publicly that Alltel was "disappointed" that the merger proposal first presented on July 26 and then publicly released on August 14 -- which Ford characterized as representing a "40 percent premium" to CenturyTel's market price -- got a "one-hour rejection" from the CenturyTel directors. Alltel knew this assertion was false and fraudulent when made. As noted above, Mr. Post had expressly informed Mr. Ford that CenturyTel was carefully considering the July 26 proposal over the course of more than a week, and that the CenturyTel Board had convened a special meeting to evaluate the proposal, at which it was advised by its financial and legal advisors. Alltel's public statements could only have been designed to create the false belief among CenturyTel's public shareholders that CenturyTel management and board of directors had ignored their fiduciary duties to the company's stockholders and had given Alltel's proposal little or no consideration.

     29. Each of the statements referred to above was false and misleading for the reasons stated. Alltel acted with scienter in making such false and misleading statements, in that Alltel knew, or had reason to believe and recklessly disregarded, that each of the statements referenced above was false and misleading at the time it was made. As set forth above, Alltel has deliberately and/or recklessly misrepresented the nature and content of its communications with and proposals to CenturyTel and of CenturyTel's response to Alltel's proposals. Alltel -- having participated directly in those communications, and having directly made those proposals and directly received CenturyTel's responses thereto -- knew and/or had reason to know the true nature and content of those communications, proposals and responses.

     30. Alltel also was aware that each of the false and misleading statements referred to above contained false and misleading information material to investors and that its statements would influence investors' decisions with respect to CenturyTel stock.

     31. Alltel made the false and misleading statements referred to above in connection with an effort to acquire shares of CenturyTel stock.

     32. At all relevant times, CenturyTel stock was actively traded on a national stock exchange and the market for CenturyTel stock was open and freely traded. At all relevant times, investors were relying (and continue to rely) on the integrity of the market for CenturyTel stock in making their investment decisions. Alltel's false and misleading statements subverted the integrity of the market for CenturyTel stock.


                    INJURY TO CENTURYTEL AND ITS SHAREHOLDERS
                    -----------------------------------------

     33. CenturyTel's shareholders and the investing public are now being compelled to make ill-informed decisions with respect to CenturyTel stock in reliance on Alltel's false and misleading statements. The widespread misimpression created by Alltel has the potential to cause serious dislocations in the operation of CenturyTel's business and in the market for its securities.

     34. Beyond this, these false and fraudulent statements and omissions could, if relied on or credited by parties interested in acquiring CenturyTel's wireless assets or selling to CenturyTel any wireline assets, impede or delay CenturyTel's ability to execute its overall business strategy of separating its wireless and wireline businesses. Upon information and belief, Alltel's decision to launch this false and misleading media campaign on the eve of CenturyTel's exploration of a possible separation of its wireless business is not a mere coincidence but was deliberately timed so as to inflict the maximum amount of economic injury possible on a major business rival.

     35. CenturyTel cannot be adequately compensated by an award of money damages.


                             FIRST CLAIM FOR RELIEF
                             ----------------------

                     (FOR VIOLATION OF SECTION 10(B) OF THE
                        EXCHANGE ACT AND SEC RULE 10B-5)

     36. CenturyTel repeats and realleges paragraphs 1 through 35 of this complaint as if set forth fully herein.

     37.  By virtue of the foregoing, Alltel has violated the provisions of
Section 10(b) of the Exchange Act, 15 U.S.C.ss. 78j, and SEC Rule 10b-5 promulgated thereunder.

     38.  CenturyTel has no adequate remedy at law.


                             SECOND CLAIM FOR RELIEF
                             -----------------------

                       (FOR VIOLATION OF SECTION 5 OF THE
                                 SECURITIES ACT)

     39. CenturyTel repeats and realleges paragraphs 1 through 35 of this complaint as if set forth fully herein.

     40. By virtue of the foregoing, Alltel has violated the "gun-jumping" provisions of Section 5 of the Securities Act, 15 U.S.C.ss. 77e. Alltel publicly released the text of its August 14 letter before Alltel had filed with the SEC any registration statement or prospectus relating to the issuance of Alltel shares in exchange for CenturyTel shares. The puffery in Alltel's August 14 letter about the potential strategic benefits of the proposed merger agreement had the effect of preconditioning the marketplace for an eventual exchange of securities for which a registration statement would be required but had not yet been filed. By "jumping the gun" in violation of Section 5 of the Exchange Act, Alltel has violated the federal securities laws.

     41.  CenturyTel has no adequate remedy at law.


                             THIRD CLAIM FOR RELIEF
                             ----------------------

                      (FOR UNFAIR COMPETITION IN VIOLATION
                       OF LA. REV. STAT. 51:1401 ET SEQ.)

     42. CenturyTel repeats and realleges paragraphs 1 through 35 of this complaint as if set forth fully herein.

     43. Alternatively, Alltel's acts constitute unfair competition under Louisiana law because those acts have caused and will continue to cause confusion, mistake, or deception of the public, wrongfully deflating the public's perception of CenturyTel's management and Board of Directors and clouding the prospects for consummation of CenturyTel's strategic plan to separate or transfer certain wireless assets.

     44. Such confusion and misinformation may unjustly enrich Alltel by thwarting a transfer of CenturyTel's wireless assets to one of Alltel's competitors and/or by allowing Alltel to acquire CenturyTel at an artificially depressed price.




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


     45. Alltel's acts are -- and unless enjoined, will continue to be -- greatly and irreparably damaging to CenturyTel, and CenturyTel has no adequate remedy at law.


                             FOURTH CLAIM FOR RELIEF
                             -----------------------

                        (FOR ABUSE OF RIGHT IN VIOLATION
                           OF LA. CIV. CODE ART. 2315)

     46. CenturyTel repeats and realleges paragraphs 1 through 35 of this complaint as if set forth fully herein.

     47. Alltel's actions alleged above are delictual in violation of La. Civ. Code art. 2315 in that they have threatened imminent harm and/or have harmed CenturyTel. Alltel's August 14 letter and attendant publicity lacked serious or legitimate motive given CenturyTel's prior thoughtful consideration of Alltel's same offer and rejection of it. Moreover, CenturyTel is informed and believes that Alltel's actions were undertaken in bad faith and violated principles of elementary fairness, because Alltel undertook them with the ulterior motive of derailing or delaying CenturyTel's execution of its strategic plan to explore a separation of its wireless assets and/or depressing the potential acquisition price of CenturyTel's shares.

          WHEREFORE, CenturyTel prays for judgment:

          (1) enjoining Alltel, its officers, directors, employees, agents, and all others acting in concert with Alltel, from violating Section 5 of the Securities Act;

          (2) enjoining Alltel, its officers, directors, employees, agents, and all others acting in concert with Alltel, from violating Section 10(b) of the Exchange Act and SEC Rule 10b-5 promulgated thereunder;




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


          (3) enjoining Alltel, its officers, directors, employees, agents, and all others acting in concert with Alltel, from violating La. Rev. Stat.
51:1401 et seq.;

          (4) enjoining Alltel, its officers, directors, employees, agents, and all others acting in concert with Alltel, from violating La. Civ. Code art. 2315;

          (5) awarding damages to CenturyTel in an amount to be determined by the Court; and

          (6) awarding CenturyTel its attorneys' fees and other expenses, together with such other and further relief as the Court may deem proper.


                                    Respectfully submitted,



                                    /s/ Thomas M. Hayes, III
                                    Thomas M. Hayes, III (La. #6685)
                                    HAYES, HARKEY, SMITH & CASHIO
                                    2811 Kilpatrick Blvd.
                                    Monroe, Louisiana 71201
                                    Phone: (318) 387-2422
                                    Fax:   (318) 388-5809

                                    Robert B. Bieck, Jr. (La. #3066)
                                    Thomas K. Potter, III  (La. #17348) (TA)
                                    JONES, WALKER, WAECHTER, POITEVENT
                                       CARRERE & DENEGRE, L.L.P.
                                    201 St. Charles Avenue, 49th Floor
                                    New Orleans, Louisiana 70170-5100
                                    Phone: (504) 582-8000
                                    Fax:   (504) 582-8011

                                    Attorneys for CenturyTel, Inc.




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


Of Counsel:

Paul K. Rowe
David M. Murphy
WACHTELL, LIPTON, ROSEN & KATZ
51 West 52nd Street
New York, New York 10019
Phone:  (212) 403-1000
Fax:    (212) 403-2000











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